October 26, 1999



JACO ELECTRONICS, INC.
145 Oser Avenue
Hauppauge, NY  11788

NEXUS CUSTOM ELECTRONICS, INC.
Prospect Street
Brandon, VT  05733

Gentlemen:

                  Reference is made to the Second Restated and Amended Loan and Security Agreement in effect between GMAC Commercial Credit LLC (as successor by merger to BNY Financial Corporation), the other Lenders and you, with an effective date of September 13, 1995, as supplemented and amended from time to time (the "Agreement") and more specifically to a letter amendment dated August 1, 1997 (the "Amendment"). Initially capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement or if applicable in the Amendment.

                  It is hereby agreed by and between us that effective as of September 1, 1999, that the first sentence of paragraph 21 of the Agreement, as amended by the Amendment, is hereby amended to read, in its entirety as follows:

                  "This (Second Restated and Amended Loan and Security) Agreement shall (subject to compliance with the Conditions Precedent) become effective on the Closing Date hereof, without any interruption or break in continuity (as more fully described in the second paragraph hereof) and shall continue until the sixth anniversary of the Closing Date."

                  Except as herein specifically amended, the Agreement and the Amendment shall remain in full force and effect in accordance with their original terms, except as previously amended.

                  If the foregoing accurately reflects our understanding, kindly sign the enclosed copy of this letter and return it to our office as soon as practicable.

                                Very truly yours,
                                GMAC COMMERCIAL CREDIT LLC (as successor by merger to BNY FINANCIAL CORPORATION as successor in interest to THE BANK OF NEW YORK COMMERCIAL CORPORATION) as Agent and Lender

                                By: /s/ Frank Imperto
                                Title: Senior Vice President



                                 FLEET BANK, N.A. f/k/a/
                                 NATWEST BANK N.A., as Lender


                                 By: /s/Alice Adleberg
                                 Title: Vice President


AGREED AND ACCEPTED:
JACO ELECTRONICS, INC.

By: /s/ Jeffrey D. Gash
Title: Secretary


NEXUS CUSTOM ELECTRONICS, INC.

By:/s/ Jeffrey D. Gash
Title: Vice President/Finance

Continued on Page 3.

We, the undersigned entities, as guarantors of the Obligations under the Agreement, hereby agree to the above amendment to the Agreement and hereby ratify and confirm that the guarantees shall continue to guaranty the Obligations under the Agreement as amended in the preceding Amendment above, and such guarantees shall remain in full force and effect and apply to the Agreement as previously supplemented and amended and as amended above.


RATIFIED AND CONFIRMED:
DISTEL, INC.

By: /s/ Jeffrey D. Gash
Title: Vice President/Finance


JACO OVERSEAS, INC.

By: /s/ Jeffrey D. Gash
Title: Vice President/Finance


QUALITY COMPONENTS, INC.

By: /s/ Jeffrey D. Gash
Title: Vice President/Finance


R.C. COMPONENTS, INC.

By: /s/ Jeffrey D. Gash
Title: Vice President/Finance


NEXUS CUSTOM ELECTRONICS, INC.

By: /s/ Jeffrey D. Gash
Title: Vice President/Finance